Exhibit 10.33

EXECUTION COPY

WILLIS LEASE FINANCE CORPORATION

AND

WILLIS ENGINE FUNDING LLC

SERVICING AGREEMENT

Dated as of September 12, 2002

ALL RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT ON THE PART OF WILLIS ENGINE FUNDING LLC HAS BEEN ASSIGNED TO AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE BANK OF NEW YORK, AS INDENTURE TRUSTEE, UNDER AN INDENTURE DATED AS OF SEPTEMBER 12, 2002 FOR THE BENEFIT OF THE PERSONS REFERRED TO THEREIN.

SERVICING AGREEMENT

This Servicing Agreement, dated as of September 12, 2002 (the “Agreement”) is entered into by and between Willis Lease Finance Corporation (the “Servicer”) and Willis Engine Funding LLC (the “Issuer”).

RECITALS

A.            Pursuant to the Contribution and Sale Agreement (the “Contribution and Sale Agreement”), dated as of September 12, 2002 between the Servicer and the Issuer, the Servicer as the Seller will sell from time-to-time to the Issuer certain Eligible Engines, Lease Agreements and other Contributed Assets.

B.            Pursuant to the Series 2002-1 Supplement (the “Series 2002-1 Supplement”), dated as of September 12, 2002, between the Issuer and The Bank of New York, as Indenture Trustee (the “Indenture Trustee”), to the Indenture (the “Indenture”), dated as of September 12, 2002, between the Issuer and the Indenture Trustee, the Class A Note Purchase Agreement and the Class B Note Purchase Agreement, the Issuer is selling to the purchasers therein described its Series 2002-1 Class A Notes (the “2002-1 A Notes”) in a maximum original principal amount of $180,000,000 and its Series 2002-1 Class B Notes (the “2002-1 B Notes” and, together with the 2002-1 A Notes, the “Notes”) in a maximum original principal amount of $20,000,000.

C.            From time-to-time, the Issuer and the Indenture Trustee may enter into additional supplements to the Indenture (each such supplement, together with the Series 2002-1 Supplement, each a “Supplement”) providing for the issuance of additional Series.

D.            In consideration for the Servicing Fee provided in the applicable Supplement, the Servicer agrees to undertake certain obligations set forth herein.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.

Except as otherwise specified, capitalized terms used herein shall have the meanings set forth in the Series 2002-1 Supplement, the Indenture and the Contribution and Sale Agreement, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neutral gender of such terms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SERVICER

The Servicer hereby represents and warrants to the Issuer as of the Effective Date (unless otherwise indicated herein) that:

Section 2.01  Corporate Organization and Authority.

The Servicer:

(a)           is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation;

(b)           has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate (i) have a material adverse effect on the business or financial condition of the Servicer; or (ii) impair the enforceability of any of its obligations under this Agreement and the transactions contemplated hereby);

(c)           is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing would not individually or in the aggregate (i) have a material adverse effect on the business or financial condition of the Servicer; or (ii) impair the enforceability of any of the obligations under this Agreement and the transactions contemplated hereby); and

(d)           has duly authorized, executed and delivered this Agreement and all other documents delivered in connection herewith, and this Agreement is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with the terms hereof except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforcement is in a proceeding in equity or at law).

Section 2.02  Pending Litigation.

There are no actions, suits, proceedings, investigations or injunctive or other orders pending, or, to the knowledge (after due inquiry) of the Servicer, threatened, against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, or financial condition of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under this Agreement.  The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

Section 2.03  No Material Event.

No event has occurred which materially adversely affects the Servicer’s operations, including, but not limited to, its ability to perform its obligations hereunder.

Section 2.04  Transactions Legal and Authorized.

This Agreement:

(a)           has been duly authorized by all necessary corporate action on the part of the Servicer, and does not and will not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Servicer, except as has been obtained;

(b)           is within the corporate powers of the Servicer; and

(c)           is legal and will not conflict with, result in any material breach in any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the Servicer under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Servicer is or will be a party or by which it or its property may be bound or result in the violation of any law, regulation, rule, order or judgment applicable to the Servicer or its properties, or any order to which the Servicer or its properties is subject, or of any government or governmental agency or authority.

Section 2.05  Governmental Consent.

No consent, approval or authorization of, or filing registration or qualification with, any governmental authority is or will be necessary or required on the part of the Servicer in connection with the execution, delivery and performance of this Agreement.

Section 2.06  Compliance with Law.

The Servicer:

(a)           is not in violation of any laws, ordinances, governmental rules or regulations or court orders to which it is subject;

(b)           has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, the absence of which would materially and adversely affect the properties, business or condition of the Servicer and its subsidiaries or the ability of the Servicer to perform its obligations under this Agreement; and

(c)           is not in violation in any respect of any material term of any agreement, charter instrument, by-law or other instrument to which it is a party or by which it may be bound, which violation might, individually or in the aggregate, materially adversely affect the business or condition of the Servicer and its subsidiaries.

ARTICLE III

ADMINISTRATION AND SERVICING OF COLLATERAL

Section 3.01  Responsibilities of Servicer; Appointment of Servicer.

(a)           General Responsibilities.    The Servicer, with respect to all Lease Agreements, Contributed Engines and any other Collateral, as an independent contractor acting solely as an agent for the Issuer, shall:

(i)            manage, service, administer, collect and enforce the rights of the Issuer or each Owner Trust, as the case may be, under the Lease Agreements, the Contributed Engines and any insurance policies required by the Lease Agreements to be maintained or otherwise maintained with respect to the Contributed Engines (the “Insurance Policies”),

(ii)           enforce the Indenture Trustee’s security interest in the Lease Agreements, the Contributed Engines or any other Collateral,

(iii)          hold, sell and re-lease the Contributed Engines upon the expiration or other termination of the related Lease Agreement,

(iv)          hold, sell and the re-lease the Contributed Engines transferred to the Issuer not subject to Lease Agreements,

(v)           maintain (or cause to be maintained) all Insurance Policies, in full force and effect,

(vi)          maintain (or cause to be maintained) and re-condition the Contributed Engines,

(vii)         collect and post all payments made on account of Lease Agreements and respond to all inquiries of obligors under Lease Agreements (“Lessees”),

(viii)        investigate delinquencies, account for collections and furnish monthly and annual statements to the Indenture Trustee with respect to distributions,

(ix)           provide to the Noteholders appropriate federal income tax information,

(x)            collect and remit any sales, use, property and other taxes due with respect to the Contributed Engines to the appropriate taxing authorities,

(xi)           take all commercially reasonable efforts to maintain the perfected security interest of the Indenture Trustee in the Lease Agreements, the Contributed Engines and the other items of Collateral,

(xii)          subject to the limitations set forth in this Agreement, have full power and authority to carry out the obligations imposed upon it by this Agreement in any manner that it may deem necessary or desirable, including the delegation of such responsibilities to a subservicer chosen with due care; provided, however, that no such delegation shall relieve the Servicer of liability hereunder,

(xiii)         at all times act in accordance with the provisions of each Lease Agreement, and observe and comply with all requirements of law applicable to it,

(xiv)        at all times hold itself out to the public and to the parties with whom it deals as acting as an agent of the Issuer,

(xv)         except as permitted by the terms of any Lease Agreement, not take any action which would result in the interference with the Lessee’s right to quiet enjoyment of the Contributed Engines subject to the Lease Agreement during the term thereof, and

(xvi)        maintain its customary practices regarding internal credit rating and underwriting standards.

Without limiting the generality of the foregoing, the Servicer, as agent for the Issuer, shall, and is hereby irrevocably authorized and empowered by the Issuer (subject to the standard of care set forth in Section 3.02 and to the representations and covenants set forth in Section 5.12) to, execute and deliver on behalf of the Issuer all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Agreements and the other Collateral as shall be permitted under the terms of this Agreement and, in addition, to evidence that any item is not included in the Collateral.

(b)           Specific Responsibilities.    The Servicer (whether acting alone or through a subservicer), acting as an agent of the Issuer, shall perform the duties imposed upon it by Section 3.01(a)(i) in the following manner:

(i)            Enforcement Actions Against the User.  The Servicer shall sue to enforce or collect upon the Lease Agreements if the Servicer believes that such enforcement or collection suits are reasonably likely to increase the amount ultimately collected on the Lease Agreements and the Issuer has delivered to the Servicer its prior written consent to such action.  Upon the commencement of such a legal proceeding, the Issuer shall, at the request of the Servicer, assign such Lease Agreement to the Servicer for purposes of collection only.  In any such proceeding, the Servicer shall have the right, with the prior written consent of the Issuer, to (1) settle any such proceeding, (2) compromise any claims brought by a Lessee against the Servicer and (3) give a general release in connection with any proceeding by or against the Lessee arising out of or in connection with a Lease Agreement.  The Servicer shall be entitled to receive prompt reimbursement for extraordinary out-of-pocket expenses payable pursuant to Section 3.04 and incurred in connection with the enforcement and collection of a Lease Agreement to the extent provided from funds on deposit in the Trust Account from time-to-time; provided, however, that the Servicer shall incur such out-of-pocket expenses only if the Servicer, in its commercially reasonable judgment, believes that the incurrence of such expense is reasonably likely to increase the net amount ultimately collected on such Lease Agreement after giving effect to such out-of-pocket expenses;

(ii)           Enforcement of Recourse Against Third Parties.  Except as hereinafter provided, and in each case with the prior written consent of the Issuer, the Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Agreement in accordance with standards it applies in servicing aircraft engine lease agreements held for its own account.  In any such proceeding, the Servicer, as agent of the Issuer, shall have the right, with the prior written consent of the Issuer, to (x) settle any such proceeding, (y) compromise any claims brought by a Lessee against the Servicer or the Issuer and (z) give a general release in connection with any proceeding by or against the Lessee arising out of or in connection with a Lease Agreement.  In exercising such recourse rights, the Servicer is authorized on the Issuer’s and the Indenture Trustee’s behalf to reassign the Lease Agreement to the Person against whom recourse exists to the extent necessary, and on the terms set forth, in the document creating such recourse rights.  Except as hereinafter provided, the Servicer will not reduce or diminish such recourse rights, unless (i) the Lease Agreement is in default, or the Servicer reasonably believes that a default is imminent, (ii) the Issuer delivers its prior written consent and (iii) the Servicer believes, in its good faith judgment, that such reduction or diminution in recourse rights is reasonably likely to maximize the net amount ultimately collected on such Lease Agreement after giving effect to reimbursement of any extraordinary out-of-pocket expenses payable pursuant to Section 3.04 and incurred by the Servicer in connection with the reduction or diminution of such recourse rights;

(iii)          Voluntary Prepayments  by Lessees.  The Servicer may grant to the Lessee under any Lease Agreement any rebate, refund or adjustment that the Servicer, in its commercially reasonable judgment, believes is required because of a prepayment of a Lease Agreement; provided, however, that the Servicer will not permit any rescission or cancellation of any Lease Agreement, nor will it take any action with respect to any Lease Agreement which is reasonably likely to materially impair the rights of the Noteholders, the Indenture Trustee or the Issuer in the Lease Agreement or the related Contributed Engine or the proceeds thereof without the prior written consent of the Issuer and the Indenture Trustee.  The Servicer shall direct the Lessee to remit any such prepayment amount directly to the Trust Account.  For purposes of this subparagraph (iii), a voluntary prepayment is any prepayment by a Lessee not required pursuant to the terms of the related Lease Agreement;

(iv)          Waiver and Modifications to Lease Agreement.  The Servicer, as agent of the Issuer, may, in each case with the prior written consent of the Issuer and subject to the limitations set forth in this subparagraph (iv), waive, modify or vary any term of any Lease Agreement or consent to the postponement of strict compliance with any such terms if, in the Servicer’s commercially reasonable judgment, such waiver, modification, variation or postponement is reasonably likely to maximize the net amount which will be ultimately realized from such Lease Agreement or the value of the related Contributed Engine after giving effect to the reimbursement of any extraordinary out-of-pocket expenses payable pursuant to Section 3.04 and incurred by the Servicer in connection therewith.  With respect to the foregoing, the following conditions and limitations shall apply with respect to any waivers, modifications, variations or postponements granted pursuant to this subparagraph (iv):

(A)          the Servicer shall not forgive any payment under a Lease Agreement unless (1) (x) the Lease Agreement is in default, or the Servicer believes that such default is imminent, and (y) the Servicer believes, in its commercially reasonable judgment, that the forgiveness of the payments is reasonably likely to maximize the net amount ultimately collected on such Lease Agreement after giving effect to the reimbursement of any extraordinary out-of-pocket expenses payable pursuant to Section 3.04 and incurred by the Servicer in connection therewith or (2) only under the circumstances required by the Contribution and Sale Agreement, the Servicer either (x) repurchases such Lease Agreement by depositing an amount equal to the Warranty Purchase Amount of such Lease Agreement in the Trust Account or (y) provides a substitute qualifying Lease Agreement for such Lease Agreement prior to the effective date of any such forgiveness; and

(B)           the Servicer shall not enter into any agreement which would have the effect of releasing the Lessee from its obligations pursuant to a Lease Agreement or of releasing the security interest in the related Contributed Engines except (a) to the extent provided in the Lease Agreement or (b) in connection with a prepayment contemplated in Section 3.01 (b)(iii) hereof;

(v)           Acceleration of Lease Agreement After Lease Agreement Default.  Notwithstanding any provision to the contrary contained in this Agreement, the Servicer may with the prior written consent of the Issuer exercise any right under a Lease Agreement to accelerate the unpaid payments due or to become due under a Lease Agreement; provided, however, that the Servicer shall not accelerate any Scheduled Payment unless permitted to do so by the terms of the related Lease Agreement and under applicable law;

(vi)          Reserved.

(vii)         Remarketing.  In the event that the Servicer as an agent of the Issuer reclaims possession of Contributed Engines from a Lessee in the enforcement of or upon termination of any Lease Agreement, the Servicer shall sell, re-condition and/or re-lease each such Contributed Engine consistent with the standard of care set forth in Section 3.02.  The foregoing is subject to the provision that the Servicer shall not expend funds in connection with any repair or re-conditioning or towards the repossession of such Contributed Engines unless such repair and/or repossession is reasonably likely to increase the amount realized from such Contributed Engines by an amount greater than the amount of such expenses.  On an Engine by Engine basis, the Servicer shall be entitled to withdraw and apply funds from the Engine Reserve Account for the purpose of any permitted repair or reconditioning of such Engine hereunder (provided that the Lease Agreement relating to such Engine permits the lessor thereunder to retain maintenance reserves under such Lease Agreement upon termination of such Lease Agreement);

(viii)        Collection of Payments.  The Servicer shall direct all Lessees to remit payments to the Trust Account; and

(ix)           Billing of Lease Agreement Payments.  As of the initial Transfer Date, the Servicer shall implement a system for mailing periodic invoices, which may be in electronic form, for Lease Agreement payments directly to the Lessees.

Notwithstanding any other provision of this Agreement to the contrary, the Servicer shall at all times observe the servicing standard set forth in Section 3.02 hereto.

(c)           Credit Policies.  The Servicer shall follow such credit policies with respect to the leasing of the Contributed Engines not subject to a Lease Agreement in accordance with the standard of care set forth in Section 3.02 and, subject to such credit policies, the Servicer may in its sole discretion as agent for the Issuer determine and approve the creditworthiness of any lessee (though the Servicer makes no representation or warranty to the Issuer, the Indenture Trustee or the Noteholders as to the solvency or financial stability of any lessee).

(d)           Prosecution of Claims.  The Servicer as an agent of the Issuer may institute and prosecute claims against the manufacturers of, sellers of, or Persons having repaired such Contributed Engines as the Servicer may consider advisable for breach of warranty or representation, any defect in condition, design, operation, fitness or repair, or any other nonconformity with the terms of manufacture, sale or repair, as applicable.

(e)           Maintenance and Repair.  The Servicer as agent for the Issuer shall maintain and repair (or cause to be maintained and repaired) each Contributed Engine in accordance with the standard of care set forth in Section 3.02 and, in the case of Contributed Engines subject to a Lease Agreement, in accordance with the terms of the related Lease Agreement.  On an Engine by Engine basis, the Servicer shall be entitled to withdraw and apply funds from the Engine Reserve Account for the purpose of any permitted repair or reconditioning of such Engine hereunder.

(f)            Capital Improvements.  The Servicer as agent for the Issuer shall make (or cause to be made) any capital improvements to any Contributed Engine that are necessary to conform with applicable governmental, manufacturer or industry standards and may make (or cause to be made) any capital improvements to any Contributed Engine that are otherwise desirable in the Servicer’s reasonable opinion.

(g)           Lost or Destroyed Engines.  If any Contributed Engine suffers a Casualty Loss (as defined in the Indenture), the Servicer, as agent for the Issuer, shall remit to the Trust Account the Casualty Proceeds, if any, therefrom.

(h)           Maintenance of Insurance.  The Servicer, as agent for the Issuer, shall maintain or cause to be maintained contingent liability insurance in an amount representing coverage of at least $500,000,000 and otherwise with coverage and with terms and conditions consistent with industry practices.

(i)            The Issuer hereby appoints Willis Lease Finance Corporation as the initial Servicer under this Agreement.  The term of such appointment shall commence on the Effective Date and shall terminate on the date on which the Servicer or the Issuer receives a notice of termination pursuant to Section 7.02 hereof.

Section 3.02  Standard of Care.

In entering into, managing, administering, servicing, enforcing and making collections on the Lease Agreements, the Contributed Engines and the other items of Collateral as agent for the Issuer pursuant to this Agreement, the Servicer will employ such servicing procedures as are prudent and customary in the industry for lease agreements or aircraft engines of a type similar to the Contributed Engines and in any event employ not less than that degree of skill and care that the Servicer exercises with respect to any similar aircraft engines or lease agreements owned by it.  The Servicer shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, shall not materially impair the rights of the Issuer, the Indenture Trustee or the Noteholders in any Lease Agreement, the related Contributed Engines or payments therefrom, except as expressly permitted herein, and shall comply in all material respects with all applicable federal and state laws and regulations.

Section 3.03  Maintenance of Rights in Collateral.

The Servicer shall record documents with the FAA and shall file the UCC financing statements and other documents or instruments set forth in Section 2.03 of the Contribution and Sale Agreement within the time frames set forth therein and thereafter will file such additional UCC financing statements and continuation statements and assignments and other documents or instruments so that the security interest in favor of the Indenture Trustee in the Collateral will be perfected by such filings with the appropriate UCC filing offices and other Governmental Authorities.

Section 3.04  Costs of Servicing; Servicing Fee.

Except with respect to funds withdrawn and applied by the Servicer pursuant to Sections 6.03 and 6.04 hereof, all costs of administering and servicing the Collateral in the manner required by this Agreement shall be borne by the Servicer.  As compensation to the Servicer for its servicing of the Collateral, the Servicer will be entitled to receive the Servicing Fee as set forth in the related Supplements from amounts on deposit in the Trust Account.  Such Servicing Fee shall be paid at the times and in the priority set forth in the Supplements.  The Servicer shall also be entitled to receive reimbursement of extraordinary out-of-pocket expenses incurred by the Servicer in connection with its activities hereunder which have been authorized by the Administrative Agent.

Section 3.05  Servicer Report.

On or prior to each Determination Date, provided however, no later than 1:00 P.M. (New York City time), the Servicer shall deliver a written Servicer Report, substantially in the form of Exhibit A hereto, to the Indenture Trustee and the Rating Agency, if any.

Section 3.06  Reserved.

Section 3.07  Other Information.

The Servicer shall, at the Indenture Trustee’s reasonable written request, furnish to the Indenture Trustee from time-to-time such information and make such calculations as may be relevant to the performance of the Indenture Trustee’s duties as set forth in the Indenture.

Section 3.08  Issuer to Cooperate.

(a)           Upon the Issuer’s written consent to any enforcement of any remedies or rights provided by the Lease Agreements on its behalf by the Servicer, the Issuer shall thereafter upon written request of the Servicer execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents necessary with respect to any such enforcement.  Together with such documents or pleadings, the Servicer shall deliver to the Issuer a certificate of a servicing officer requesting that such pleadings or documents be executed by the Issuer and certifying as to the reason such documents or pleadings are required.

(b)           The Issuer shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its duties and to exercise its authority hereunder.

(c)           If in any action or legal proceeding it is held that the Servicer may not enforce a Lease Agreement on the ground that the Servicer is not a real party in interest or a holder entitled to enforce the Lease Agreement, then the Indenture Trustee and the Issuer shall, at the Servicer’s request and expense, take such steps as the Servicer deems reasonably necessary and shall have been set forth in writing to the Indenture Trustee or the Issuer, as appropriate, to enforce the Lease Agreement, including bringing suit in the name of the Issuer, the Indenture Trustee, or on behalf of the Noteholders, as appropriate.

Section 3.09  Gross Revenues.

As of any date of determination, at least 66.67% of the Servicer’s gross revenues shall be derived from the ownership, leasing or trading of, and management for third parties of, aircraft engines, other power producing engines, air frames and related equipment.

Section 3.10  Remarketing of Engines; Designation of Re-Leasing.

(a)           The Servicer as agent for the Issuer shall use reasonable efforts to sell or re-lease any Contributed Engine upon the expiration or early termination of a Lease Agreement relating to a Contributed Engine (unless the Lessee shall have exercised the purchase option under such Lease Agreement and made payment therefor) on the best terms then available.  Any such sale or re-lease of Contributed Engines shall be conducted in accordance with the standards set forth in Section 3.02.  In the event that the Servicer receives more than one offer for the sale or re-lease of a Contributed Engine, the Servicer will be required to select the sale or re-lease proposal which, in its reasonable judgment, is most likely to maximize the total future proceeds.

(b)           Any re-lease of a Contributed Engine shall be designated by the Servicer as such.  Upon such designation, the Servicer shall amend the List of Lease Agreements and, if necessary, all applicable UCC financing statements and other filings, as appropriate and shall record the Lease Agreement related to such Engine with the FAA and any other applicable Governmental Authorities.

Section 3.11  Assignment of Lease Agreements.

Except as set forth in a Lease Agreement, the Servicer shall not, without the prior written consent of the Issuer and the consent of a Global Requisite Majority of Noteholders, enter into any agreement which permits a Lessee to assign its obligations under such Lease Agreement.

Section 3.12  Interest Rate Hedge Agreements.

The Servicer on behalf of the Issuer may enter into Interest Rate Hedge Agreements on such terms as the Issuer may approve.  The Servicer will not enter into any Interest Rate Hedge

Agreement under which the Issuer assumes liability without the consent of a Global Requisite Majority, other than any Interest Rate Hedge Agreement in effect on the Transfer Date, which consent shall not be unreasonably withheld.

Section 3.13  Evidence of Insurance.

The Servicer will provide confirmation of the renewal of the insurance required by Section 3.01(a)(i) and (v) and Section 3.01(h) hereof annually and will forward copies of all certificates evidencing cancellation, nonrenewal, expiration, replacement or renewal to the Indenture Trustee, promptly after receipt.

Section 3.14  Servicer Advances.

All extraordinary out-of-pocket payments payable pursuant to Section 3.04 and made by the Servicer hereunder which have been authorized by the Administrative Agent shall constitute a “Servicer Advance” and be reimbursable to the Servicer from funds on deposit in the Trust Account prior to any distributions pursuant to the Supplements.

Section 3.15  Lessee Acknowledgements.

On each Transfer Date, the Servicer as agent for the Issuer shall send to each Lessee under each Lease Agreement that will be the subject of a Loan a written certificate in substantially the form as may be required in the relevant Lease Supplement or such other form as may be agreed by the Administration Agent.

ARTICLE IV

INDEMNIFICATION

Section 4.01  Indemnification.

The Servicer agrees to indemnify and hold harmless the Issuer, the Administrative Agent, the Indenture Trustee, the Noteholders and their respective directors, officers, employees and agents (each, an “Indemnified Party”) against any and all liabilities, claims, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by gross negligence or willful misconduct on the part of the Indemnified Party) in connection with any action provided for in this Agreement, including those provided in Sections 3.08 and 5.06 hereof, and otherwise arising out of, or based upon, a breach by the Servicer of its obligations under this Agreement or any other Related Document or any information certified in any schedule, Servicer Report or other document delivered by the Servicer being untrue in any material respect as of the date of such certification; provided that the foregoing indemnity shall in no way be deemed to impose on the Servicer any obligation to make any payment with respect to principal or interest on the Notes or to reimburse the Issuer for any payments on account of the Notes.  The obligations of the Servicer under this Section shall survive the termination of this Agreement, the resignation or removal of the Indenture Trustee (to the degree that such claim arose prior to the date of such resignation or removal), and the termination of the Servicer pursuant to the terms hereof.

ARTICLE V

COVENANTS OF THE SERVICER

Section 5.01  Existence of the Servicer.

On and after the Effective Date, and subject to the next succeeding paragraph, the Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction to the extent necessary to protect the validity and enforceability of the Collateral or to permit performance of the Servicer’s obligations under this Agreement where the absence of such qualification would materially and adversely affect the properties, business or condition of the Servicer and its subsidiaries or the ability of the Servicer to perform its obligations under this Agreement.

On and after the Effective Date, the Servicer shall not merge or consolidate with another Person unless (i) the surviving entity, if not the Servicer, shall execute and deliver to the Issuer and the Indenture Trustee, in form and substance satisfactory to each of them, (x) an instrument expressly assuming all of the obligations of the Servicer hereunder, and (y) an opinion of counsel to the effect that such entity has effectively assumed the obligations of the Servicer hereunder, that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, that in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Collateral, and reciting the details of such filings, or stating that no such action shall be necessary to preserve and protect such interest, (ii) the Guarantor shall acknowledge to the Indenture Trustee in writing that the Guaranty remains in full force and effect, (iii) immediately after giving effect to such transaction, no Servicer Event of Default, and no event which, after notice or lapse of time, or both, would become a Servicer Event of Default shall have occurred and be continuing, (iv) the surviving entity shall have a minimum net worth of not less than the amount which the Servicer was required to maintain immediately prior to such transfer pursuant to Section 7.01(ix), (v) the Servicer shall deliver to the Indenture Trustee a letter from the Rating Agency, if any, to the effect that such consolidation, merger or succession will not result in a downgrading of the rating of any Notes, if such a rating existed immediately prior to such consolidation, merger or succession and (vi) at least 66.67% of the surviving entity’s gross revenues must be derived from the ownership, leasing and trading of, and management for third parties of, aircraft engines, other power producing engines, airframes and related equipment.

Section 5.02  Limitation on Liability of the Servicer and Others.

(a)           Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Issuer, the Indenture Trustee or the Noteholders, for any reasonable action taken or not taken in good faith pursuant to the terms of this Agreement with respect to any portion of the Collateral; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations or warranties made by it herein or in any certificate delivered in conjunction with the purchase of the Notes or for any liability that would otherwise be imposed by reason of willful misfeasance or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

(b)           Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Collateral in accordance with this Agreement, and that in its opinion may involve it in any extraordinary expense or liability; provided, however, that the Servicer may undertake, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement.

(c)           Subject to Section 5.02(a), the Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel, outside accounting firm or other agent selected by it with due care or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Section 5.03  Servicer Not to Resign or be Removed.

On and after the Effective Date, the Servicer shall not resign from the servicing obligations and duties hereby imposed on it except in connection with an assignment permitted by Section 8.02 or upon determination that such obligations or duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel, in form and substance satisfactory to the Control Party, to such effect delivered to the Indenture Trustee.

Except as provided in Sections 7.02 and 8.02, the Servicer shall not be removed or be replaced as Servicer with respect to the Collateral or any portion thereof.

No resignation or removal of the Servicer shall in any event become effective until the successor Servicer shall have assumed the Servicer’s servicing responsibilities and obligations in accordance with Section 7.03.

Section 5.04  Financial and Business Information.

On and after the initial Transfer Date, the Servicer shall deliver to the Issuer, the Indenture Trustee and each Noteholder:

(a)           promptly upon their becoming available, but in no event later than 120 days, in the case of the Forms 10-K, and 60 days, in the case of the Forms 10-Q after the end of the period covered by such Form, one copy of each annual report to shareholders, reports on Forms 8-K, 10-K, and 10-Q, proxy statement, registration statement, prospectus and notices filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies, in each case relating to the Servicer or the Notes;

(b)           immediately upon any officer of the Servicer becoming aware of the existence of any condition or event which constitutes (or with the passage of time and/or the giving of notice would constitute) a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

(c)           written notice of the following, promptly upon the Servicer’s becoming aware of such events or conditions:

(i)            any proposed or pending investigation of it by any Governmental Authority or agency, or

(ii)           any court or administrative proceeding which individually or in the aggregate involves a likelihood of material and adverse effect upon the properties, business, profits or condition (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits;

(d)           immediately upon becoming aware of the existence of any condition that would constitute a Servicer Event of Default with respect to any item of the Collateral, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto; and

(e)           upon written request, the Servicer shall furnish to the Issuer, the Indenture Trustee and the Administrative Agent, within five (5) Business Days of receipt of such request: a list of all Contributed Engines and related Lease Agreements held as part of the Collateral as of the end of the most recent Collection Period and with reasonable promptness, any other data and information which may be reasonably requested from time-to-time.

Section 5.05  Officer’s Certificates.

With each set of documents delivered pursuant to Section 5.04(a) the Servicer will deliver an Officer’s Certificate substantially in the form of Exhibit B hereto stating (i) that the officer signing such Officer’s Certificate has reviewed the relevant terms of this Agreement and has made, or caused to be made under such officer’s supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Collateral in compliance with the procedures hereof except as described in such certificate.

Section 5.06  Inspection.

On and after the initial Transfer Date, the Servicer shall make available to the Issuer, the Indenture Trustee, the Noteholders or their respective duly authorized representatives, attorneys or auditors the accounts, records and computer systems maintained by the Servicer with respect to the Collateral at such times during normal operating hours as the Indenture Trustee shall reasonably request which do not unreasonably interfere with the Servicer’s normal operations or customer or employee relations.  Nothing in this Section 5.06 shall affect the obligation of the Servicer to observe any applicable law or contract prohibiting disclosure of information, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.06.  All reasonable out-of-pocket expenses incurred during the exercise of any rights by any Person under this Section 5.06 during the continuance of a

Servicer Event of Default (or any condition or event which with the giving of notice or the lapse of time or both would become a Servicer Event of Default) shall be paid by the Servicer.

Section 5.07  Servicer Records.

On or before the initial Transfer Date, the Servicer will indicate in its records that it is servicing and administering the Collateral in its capacity as Servicer hereunder, at the request and for the benefit of the Issuer and subject to the provisions of the Indenture.

Section 5.08  No Bankruptcy Petition Against the Issuer.

The Servicer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of the Notes and all other amounts owing pursuant to the Indenture, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal or state bankruptcy or similar law.  This Section 5.08 shall survive the termination of this Agreement.

Section 5.09  Compliance with Lease Agreements.

The Servicer will comply with, and shall cause each of its Affiliates to comply with, all of their respective covenants and agreements contained in each of the Lease Agreements to which it is a party or by which it is bound.

Section 5.10  Annual Independent Public Accountants’ Servicing Report.

On or before April 30 of each year, beginning April 30, 2003, the Servicer at its expense shall cause a firm of independent public accountants to furnish a statement to the Indenture Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Collateral and the reporting requirements with respect thereto with respect to the prior calendar year and that, on the basis of such examination, the allocation of payments has been made in compliance with this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

Section 5.11  Liens.

The Servicer agrees not to create, incur, assume or grant, or suffer to exist, directly or indirectly, any lien, security interest, pledge or hypothecation of any kind on or concerning the Collateral, including the Lease Agreements and Contributed Engines, title thereto or any interest therein or in this Agreement to any Person other than the Indenture Trustee, except for Permitted Encumbrances.  The Servicer will promptly take or cause to be taken such actions as may be necessary to discharge any such lien in accordance with the standards set forth in Section 3.02.

Section 5.12  Non-Consolidation with Issuer.

The Servicer represents, warrants and covenants to take the following actions to maintain its existence separate and apart from any other Person:

(a)           maintain books of account in accordance with generally accepted accounting principles and maintain its accounts, books and records separate from any other person or entity; provided, that the Issuer’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Issuer; provided, however, that any such consolidated financial statement will make clear that the Issuer’s assets are not available to satisfy the obligations of such affiliate;

(b)           not commingle its funds or assets with those of any other entity;

(c)           hold its assets in its own name;

(d)           conduct its business solely in its own name;

(e)           pay its own liabilities out of its own funds and assets;

(f)            observe all corporate formalities;

(g)           maintain an arm’s-length relationship with its affiliates;

(h)           not assume or guarantee or become obligated for the debts of the Issuer or any Owner Trust or hold out its credit as being available to satisfy the obligations of the Issuer or any Owner Trust except with respect to (i) obligations in connection with the Guaranty in connection with its capacity as the Seller and (ii) obligations in connection with Lessees arising by operation of law under Eligible Leases with respect to which the consent of such Lessees has not been obtained prior to the transfer of such Eligible Leases to the Issuer in connection with its capacity as the Seller;

(i)            allocate fairly and reasonably overhead or other expenses that are properly shared with the Issuer, including without limitation, shared office space, and use separate stationery, invoices and checks from the Issuer;

(j)            identify and hold itself out as separate and distinct from the Issuer and will not hold the Issuer out as a division or part of itself;

(k)           correct any known misunderstanding regarding the Issuer’s separate identity from it;

(l)            not enter into, or be a party to, any transaction with the Issuer or its affiliates, except in the ordinary course of its business and on terms which, are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party; and

(m)          not pay the salaries of the Issuer’s employees, if any.

ARTICLE VI

PAYMENTS RELATING TO THE COLLATERAL

Section 6.01  Direction to Lessees.

On or prior to each Transfer Date, the Servicer, as agent for the Issuer, shall mail a notice to each Lessee under the Lease Agreements contributed to the Issuer pursuant to the Contribution and Sale Agreement on such Transfer Date informing such Lessee that all payments with respect to such Lease Agreements made on or after such Transfer Date, including, without limitation, all Scheduled Payments, Maintenance Reserve Payments and Security Deposits should be submitted directly to the Trust Account; provided, however, that such notice shall provide that any indemnification payments and liability insurance payments shall not be deposited in the Trust Account but shall be paid directly to the person entitled to such indemnification or insurance payment.

Section 6.02  Trust Account.

(a)           Promptly upon receipt thereof (but in no event later than two (2) Business Days after receipt), the Servicer, as agent for the Issuer, shall deposit into the Trust Account those amounts that have been remitted to the Servicer that the Servicer ascertains to be Scheduled Payments, prepayments and other payments, including but not limited to, Engine Revenues, Sales Proceeds or Casualty Proceeds in respect of any of the Eligible Engines; provided, however, that indemnification payments and liability insurance payments received by the Servicer shall not be deposited in the Trust Account but shall be paid directly to the person entitled to such indemnification or insurance payment; provided, further, that the Servicer shall not be obligated to remit all, or any portion of, the foregoing amount from which the Servicer shall be entitled hereunder to reimburse itself for Servicer Advances.

(b)           Promptly upon receipt thereof (but in no event later than two (2) Business Days after receipt), the Servicer shall deposit into the Trust Account the aggregate Warranty Purchase Amount due and payable by the Seller pursuant to the Contribution and Sale Agreement.

(c)           Notwithstanding the foregoing, the Servicer shall not be obligated to deposit the amounts set forth in Sections 6.02(a) or (b) in respect of Lease Agreements and the related Contributed Engines for which the Warranty Purchase Amount or prepayment has been deposited previously and may deduct from amounts otherwise payable by it to the Trust Account, or request in writing the Indenture Trustee to deduct from the Trust Account and pay to the Servicer, an amount equal to amounts previously deposited by the Servicer or a subservicer into the Trust Account but which are later determined by the Servicer to have resulted from mistaken deposits.

(d)           By not later than each Determination Date, the Servicer, as agent for the Issuer, shall instruct in writing the Indenture Trustee to allocate all Collections and Prepayments for the related Collection Period then on deposit in the Trust Account to each Series Account (provided, however, that the Servicer shall instruct in writing the Indenture Trustee to allocate any Maintenance Reserve Payments and Security Deposits directly to each Engine Reserve Account and Security Account, respectively, for each Series) by specifically identifying such Collections and Prepayments (and such Maintenance Reserve Payments and Security Deposits) to a particular Eligible Engine and then instructing in writing the Indenture Trustee to allocate all of such amounts to the Series Account, the Engine Reserve Account and the Security Deposit Account for the Series of which such Eligible Engine is pledged.  In addition, the Servicer shall instruct in writing the Indenture Trustee to allocate any earnings on Eligible Investments in the Trust Account to the Series Account for each Series then Outstanding in the same proportion as the ratio of the Outstanding Obligations of such Series to the Aggregate Outstanding Obligations.

(e)           The Servicer shall maintain accurate records of the source of each payment received by it or deposited into the Trust Account in order to allocate such payment to the Series to which it relates, if more than one Series is outstanding.

Section 6.03  Engine Reserve Account.

The Servicer shall maintain records that will identify amounts on deposit in the Engine Reserve Account subaccount to a specific Eligible Engine.  The Servicer, as agent for the Issuer, shall be entitled to withdraw and apply funds from the Engine Reserve Account for the payment of maintenance expenses with respect to the related Eligible Engine or otherwise in accordance with the terms of the applicable Lease Agreement with respect to the related Eligible Engine; provided, however, that so long as a Servicer Default is then in effect, the Issuer shall not be entitled to instruct the Servicer to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable Lease Agreement (which shall evidence such determination by written instrument delivered to the Indenture Trustee).

Section 6.04  Security Deposit Account.

The Servicer shall maintain records that will identify amounts on deposit in the Security Deposit Account subaccount to a specific Eligible Engine.  The Servicer, as agent for the Issuer, shall be entitled to withdraw and apply funds from the Security Deposit Account in accordance with the terms of the applicable Lease Agreement with respect to the related Eligible Engine; provided, however, that so long as a Servicer Default is then in effect, the Issuer shall not be entitled to instruct the Servicer to make such withdrawal except upon presentation of supporting documentation reasonably determined by the Administrative Agent to comply with the terms of the applicable Lease Agreement (which shall evidence such determination by written instrument delivered to the Indenture Trustee).

Section 6.05  Investment of Monies Held in the Trust Account, Series Account, Engine Reserve Account, Restricted Cash Account and the Security Deposit Account.

The Servicer shall direct the Indenture Trustee to invest the amounts on deposit in the Trust Account, the Series Account, the Engine Reserve Account, the Restricted Cash Account and the Security Deposit Account as provided in Section 304 of the Indenture.  Investment Earnings on Eligible Investments in the Series Account shall be available for distribution on each Payment Date in accordance with the provisions of the related Supplement.  Investment Earnings on Eligible Investments in the Restricted Cash Account, the Engine Reserve Account and the

Security Deposit Account shall be retained in such Account and shall be distributed in accordance with the provisions of the Indenture and the related Supplements.

ARTICLE VII

SERVICER EVENTS OF DEFAULT; TERMINATION

Section 7.01  Servicer Events of Default.

The following events and conditions shall constitute “Servicer Events of Default” upon their occurrence at any time on or after the initial Transfer Date:

(i)            failure on the part of the Servicer to remit to the Indenture Trustee any amount required to be remitted under this Agreement within the time period required under this Agreement; provided, however that the failure of the Indenture Trustee to accept any remittance from the Servicer shall not constitute a Servicer Event of Default;

(ii)           failure on the part of the Servicer to deliver to the appropriate party any financial statement or management report required to be delivered under this Agreement within fifteen (15) Business Days of when required to be delivered under this Agreement;

(iii)          (A) failure on the part of the Servicer to deliver a Servicer Report within five (5) Business Days of the date required pursuant to Section 3.05 hereof or (B) the Servicer delivers a Servicer Report which is materially incorrect and the Servicer fails to correct such inaccuracy for a period of five (5) Business Days after the earlier of (x) the Servicer becoming aware of such inaccuracy or (y) the giving of written notice of such inaccuracy (I) to the Servicer by the Indenture Trustee or (II) to the Servicer and the Indenture Trustee by a Global Requisite Majority of Noteholders;

(iv)          failure on the part of the Servicer duly to observe or perform in any material respect any other of its respective covenants or agreements in this Agreement which failure continues unremedied for a period of thirty (30) days after the earlier of (x) any officer of the Servicer becoming aware of such failure or (y) the giving of written notice of such failure (I) to the Servicer by the Indenture Trustee or (II) to the Servicer and the Indenture Trustee by a Global Requisite Majority of Noteholders;

(v)           if any representation or warranty of the Servicer made in this Agreement or in any certificate or other writing delivered pursuant hereto or any other Related Documents is incorrect in any material respect as of the time when the same shall have been made;

(vi)          the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Servicer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Servicer, or arrangement or adjustment of the Servicer’s assets, of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer or of any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Servicer, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days;

(vii)         the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Servicer to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Servicer, or the filing by the Servicer of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Servicer to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action;

(viii)        any assignment by the Servicer, or any attempt by the Servicer to assign its duties or rights hereunder, except as specifically permitted hereunder;

(ix)           Tangible Net Worth of the Willis Companies shall at any time be less than the sum of: (i)  $75,000,000; plus (ii) if positive, 75% of the cumulative Net Income of the Willis Companies for each fiscal quarter earned from and after December 31, 2000 (without any deduction for net losses for any fiscal quarter); plus (iii) 75% of the net proceeds received by Servicer from the issuance of common stock or preferred stock of Servicer after January 1, 2001;

(for purposes of this clause (ix), the following terms shall have the following meanings:

“Intangible Assets” shall mean all assets which would be classified as intangible assets under GAPP consistently applied, including without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).  For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets.

“Net Income” shall mean net income of the Willis Companies after taxes, determined in accordance with GAAP.

“Net Worth” shall mean, at any particular time, all amounts in conformity with GAAP, that would be included as stockholder’s equity on a consolidated balance sheet of the Willis Companies excluding other comprehensive income or loss resulting from the implementation of SFAS 133.

“Subsidiary” shall mean a corporation or other entity the shares of stock or other equity interests of which having ordinary voting power (other than stock or other equity interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by the Servicer.

“Tangible Net Worth” shall mean Net Worth minus Intangible Assets.

“Willis Companies” shall mean the Servicer and its consolidated Subsidiaries.

(x)            failure on the part of the Servicer to maintain a total debt-to-equity ratio of less than or equal to 5.0 to 1.0;

(xi)           failure on the part of the Servicer to maintain an EBIT Ratio equal to at least 1.20 to 1.0 on a rolling four (4) quarter basis;

(xii)          occurrence of an “Event of Default” (as defined in the related agreements) under any debt obligations of the Servicer (other than debt obligations which are nonrecourse to the credit of the Servicer) in an amount greater than $5,000,000;

(xiii)         the Servicer is consolidated with, merged with, or sells its properties and assets substantially as an entity to another entity, unless the Servicer is the surviving entity;

(xiv)        Reserved;

(xv)         Charles F. Willis, IV ceases to be either an officer or director of the Servicer; provided, however, that a Servicer Event of Default shall not have occurred if in the event of the death or disability of Charles F. Willis, IV, the Servicer notifies the Administrative Agent and takes the appropriate action as specified by the Administrative Agent, but in no event later than 90 days after such death or disability; or

(xvi)        the Servicer shall fail to own one hundred percent of the beneficial ownership of the Issuer.

Prior to the declaration of a Servicer Event of Default, as provided in Section 7.01 above, a Global Requisite Majority of Noteholders may waive in writing any past Servicer Event of Default.  Upon any such written waiver, any such Servicer Event of Default shall be deemed to have been cured.  No such waiver shall extend to any subsequent or other Servicer Event of Default or impair any right consequent to it.

Section 7.02  Termination.

If a Servicer Event of Default, except for a Servicer Event of Default as described in Section 7.0 l(xvi), shall have occurred and be continuing, the Indenture Trustee shall, following the request of a Global Requisite Majority of Noteholders, give written notice to the Servicer and the Issuer of the termination of all of the rights and obligations of the Servicer under this Agreement.  On the receipt by the Servicer of such written notice and the acceptance by a successor Servicer (the “Successor Servicer”) of its appointment, all rights and obligations of the Servicer under this Agreement, including without limitation the Servicer’s right hereunder to receive Servicing Fees accruing subsequent to such termination date, shall cease and the same shall pass to and be vested in, and assumed by, the Successor Servicer pursuant to and under this

Agreement.  The Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other instruments or things necessary or appropriate to effect the purposes of such notice of termination.

Notwithstanding any other provision of this Agreement, the provisions of this Agreement are terminable by the Issuer, with or without cause and without regard to whether a Servicer Event of Default has occurred, upon thirty (30) day’s prior written notice to the Servicer; provided, however, that any such termination shall require the prior written consent of the Indenture Trustee.

Section 7.03  Appointment of Successor.

(a)           After the date on which the Servicer has received a notice of termination pursuant to Section 7.02, the Indenture Trustee shall, at the direction of a Global Requisite Majority of Noteholders, appoint a Successor Servicer designated by such Global Requisite Majority of Noteholders.

(b)           Pending appointment of a Successor Servicer hereunder, the Indenture Trustee shall prepare the Servicer Report in accordance with Section 3.05 hereof.  So long as the Indenture Trustee actually prepares such Servicer Report, the Indenture Trustee shall be entitled to receive as additional compensation the Servicing Fee set forth in Section 3.04 hereof.  Nothing contained in this Section 7.03(b) shall be construed to require the Indenture Trustee to perform any other obligation of the Servicer set forth in this Agreement.

Section 7.04  Servicer to Cooperate.

The Servicer hereby agrees to cooperate with the Successor Servicer appointed in accordance with Section 7.02 or Section 7.03 hereof, as applicable, in effecting the termination and transfer of the responsibilities and rights of the Servicer hereunder to the Successor Servicer, including, without limitation, the execution and delivery of assignments of UCC financing statements, and the transfer to the Successor Servicer for administration by it of all cash amounts then held by the Servicer or thereafter received with respect to the Collateral.  The Servicer hereby agrees to transfer to any Successor Servicer its electronic records and all other records, correspondence and documents relating to the Collateral in the manner and at such times as the Successor Servicer shall reasonably request.  The Servicer hereby designates the Successor Servicer its agent and attorney-in-fact to execute transfers of UCC financing statements and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer’s responsibilities and rights hereunder.

Section 7.05  Remedies Not Exclusive.

Nothing in the preceding provisions of this Article VII shall be interpreted as limiting or restricting the rights or remedies which the Issuer, any Owner Trust, the Indenture Trustee, the Noteholders, the Indemnified Parties or any other Person would otherwise have at law or in equity against the Servicer on account of the breach or violation of any provision of this Agreement, including without limitation the right to recover full and complete damages on account thereof to the extent not inconsistent with Section 5.02 hereof.

ARTICLE VIII

ASSIGNMENT

Section 8.01  Assignment to Indenture Trustee.

It is understood that this Agreement and all rights of the Issuer hereunder will be assigned by the Issuer to the Indenture Trustee, for the benefit of the Indenture Trustee and the Noteholders, and may be subsequently assigned by the Indenture Trustee to any successor Indenture Trustee.  The Servicer hereby expressly agrees to each such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and may be enforced by, the Indenture Trustee, and, if provided in the Indenture, by the Noteholders.

Section 8.02  Assignment by Servicer.

None of the rights or obligations of the Servicer hereunder may be assigned without the prior written consent of the Issuer and the Indenture Trustee (acting upon the instructions of a Global Requisite Majority of Noteholders; provided that nothing herein shall preclude the Servicer from performing its duties hereunder through the use of agents to the extent that such use is consistent with the Servicer’s business practices in dealing with similar assets held for its own account; and provided, further, that the use of an agent shall not relieve the Servicer from any of its obligations hereunder.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01  Amendment.

(a)           This Agreement may be amended from time-to-time by the Servicer and the Issuer, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provisions herein, or to add or amend any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders, the Indenture Trustee, the Administrative Agent or any other Indemnified Party.

(b)           This Agreement may also be amended from time-to-time by written amendment duly executed by the parties hereto with the consent of a Global Requisite Majority of Noteholders; provided, however, that such amendment may not, without the consent of all of the Noteholders (i) reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Collateral or distributions that are required to be made for the benefit of the Noteholders, (ii) reduce the aforesaid percentage of Noteholders which are required to consent to any such amendment or take any other action hereunder, or (iii) modify this Section 9.01.  The Servicer shall deliver copies of any amendment to this Agreement to the Indenture Trustee.

Section 9.02  Waivers.

No failure of delay on the part of the Issuer or any Owner Trust in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 9.03  Notices.

All communications and notices pursuant hereto to any party shall be in writing or by telegraph or telecopy and addressed or delivered to it at its address (or in case of telecopy, at its telecopy number at such address) as follows or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph, shall be deemed given when mailed, communicated to the telegraph office or telecopy:

(a)           in the case of the Servicer:

Willis Lease Finance Corporation
2320 Marinship Way, Suite 300
Sausalito, California 94965
Telecopy:  (415) 331-0607
Attention:  Counsel

(b)           in the case of the Issuer:

Willis Engine Funding LLC
2320 Marinship Way
Sausalito, California 94965
Telecopy:  (415) 331-0607
Attention: Chief Financial Officer

with a copy to:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: Brian D. Kilb

Section 9.04  Costs and Expenses.

The Servicer will pay all expenses incident to the performance of its obligations under this Agreement and the Servicer agrees to pay all reasonable out-of-pocket costs and expenses of the Issuer and each Owner Trust, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Servicer hereunder.

Section 9.05  Third Party Beneficiaries.

The Indenture Trustee, the Noteholders, the Administrative Agent and each Indemnified Party and each Owner Trust are express third party beneficiaries to this Agreement.

Section 9.06  Survival of Representations.

The respective agreements, representations, warranties and other statements by the Issuer and the Servicer set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date.

Section 9.07  Headings and Cross-References.

The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to Section names or numbers are to such Sections of this Agreement.

Section 9.08  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

Section 9.09  Consent to Jurisdiction.

Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of any state or Federal court sitting in New York County over any suit, action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each of the parties hereto agrees that the final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each of the parties hereto and may be enforced by the courts of New York (or any other courts to the jurisdiction of which it is subject) by a suit upon such judgment, provided that service of process is effected upon it as permitted by law; provided, however, that each of the parties hereto does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

Section 9.10  Counterparts.

This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.11  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof,

(b)           references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

(c)           a reference to a Subsection section without further reference to a Section is a reference to such Subsection section as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(d)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

the term “include” or “including” shall mean without limitation by reason of enumeration.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ DONALD A. NUNEMAKER
Name: Donald A. Nunemaker
Title: Executive Vice President, Chief Operating Officer

WILLIS ENGINE FUNDING LLC

By:	/s/ MONICA J. BURKE
Name: Monica J. Burke
Title: Chief Financial Officer